Exhibit 99.1

NEWS RELEASE

Apache Corporation Announces Third-Quarter 2020

Financial and Operational Results

Key Takeaways

•	Upstream capital investment significantly below guidance in the third quarter; reduced full-year 2020 capital outlook to $1.0 billion;

•	Increased estimated annual run-rate cost savings associated with organizational redesign to $400 million from $300 million;

•	Reported third-quarter production of 445,000 barrels of oil equivalent (BOE) per day; adjusted production unchanged from the second quarter at 394,000 BOE per day;

•	Issued 2020 Sustainability Report, highlighting the company’s ESG strategy and performance; and

•	In Block 58 offshore Suriname, announced Kwaskwasi discovery, finalized appraisal plans for Sapakara discovery, and initiated drilling at fourth exploration target, Keskesi.

HOUSTON, Nov. 4, 2020 – Apache Corporation (Nasdaq: APA) today announced its financial and operational results for the third quarter 2020.

The company reported a loss of $4 million or $0.02 per diluted common share during the third quarter 2020. When adjusted for certain items that impact the comparability of results, Apache reported a third-quarter loss of $59 million or $0.16 per share. Net cash provided by operating activities in the third quarter was $304 million and adjusted EBITDAX was $563 million.

“Apache made excellent progress on its cost initiatives and returned the majority of its curtailed volumes to production during the third quarter as commodity prices improved. This generated a substantial improvement in financial results compared to the second quarter. While significant macro headwinds continue to persist, our strategic approach to creating shareholder value remains unchanged: we are prioritizing long-term returns over growth; generating free cash flow; strengthening our balance sheet through debt reduction; and advancing a large-scale opportunity in Suriname,” said John J. Christmann IV, Apache’s chief executive officer and president. “We are allocating capital to the best return opportunities across our diversified portfolio, aggressively managing our cost structure, and progressing important emissions reduction and other ESG initiatives.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 2 of 5

“During the third quarter, we completed operations on Kwaskwasi, our third oil discovery in Block 58 offshore Suriname this year and our best well in the basin thus far. We have now filed appraisal plans for the Maka and Sapakara discoveries and will submit the Kwaskwasi appraisal plan by year-end. Operations continue on the fourth exploration target, Keskesi, and we have also selected our fifth exploration well, Bonboni, which will be situated in the North Central portion of Block 58. We are in the process of transitioning operatorship to Total and look forward to robust Suriname exploration and appraisal programs in 2021.”

Third-quarter commentary and outlook

Third-quarter reported production was 445,000 BOE per day, and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 394,000 BOE per day, unchanged from the second quarter.

Third-quarter upstream capital investment totaled $141 million, nearly all of which was attributable to international operations. Apache is currently focusing its capital investment and rig activity in higher-margin international assets. Specifically, the company operated a five-rig program in Egypt, one floating rig and one platform crew in the North Sea, and one drillship offshore Suriname in the third quarter.

The company’s organizational redesign, launched in the fall of 2019, is delivering cost efficiencies well in excess of original expectations. The associated estimated annual run-rate cost savings is now $400 million, up 33% from the previous estimate of $300 million. Given the very favorable service cost environment, Apache recently commissioned two fracture stimulation crews to begin completing its inventory of drilled but uncompleted (DUC) wells in the Permian Basin. This activity will have only a nominal impact on fourth-quarter capital, and the company has reduced its full-year 2020 upstream capital guidance to $1 billion.

“Looking ahead to 2021, we anticipate an upstream capital budget of $1 billion or less, which is based on a WTI oil price of approximately $40 per barrel, and a Henry Hub natural gas price of $2.75. In this price environment, our capital allocation priorities will be similar to 2020. Our DUC completion program should stabilize Permian oil volumes at a level consistent with fourth-quarter 2020 levels, while Egypt and the North Sea will likely see modest declines,” Christmann said. “Apache has strategically chosen to direct a significant portion of our upstream capital investment to our large-scale opportunity in Suriname. In this price environment, we believe this will create more value for our shareholders over the long term than directing capital to short-cycle projects that would generate near-term production growth at relatively lower returns.”

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 3 of 5

Sustainability Report

On September 30, Apache released its 2020 Sustainability Report, which highlights the company’s performance in governance, environmental stewardship, health and safety, workforce development and community engagement. The report is available at www.apachecorp.com/Sustainability.

Conference call

Apache will host a conference call to discuss its third-quarter 2020 results at 10 a.m. Central time, Thursday, Nov. 5. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time Nov. 5. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 3082947. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts/email-alerts-subscription.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom and exploration activities offshore Suriname. Apache posts announcements, operational updates, investor information and all press releases on its website, www.apachecorp.com. Specific information concerning Suriname, ESG performance and other investor-related topics are posted at investor.apachecorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, and upstream capital investment (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 4 of 5

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, and upstream capital investment are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2019 Form 10-K, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by Apache in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Apache undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

— PAGE 5 of 5

Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:	(281) 302-2286 Gary Clark

Media:	(713) 296-7276 Phil West

Website:	www.apachecorp.com

APA-F

Click here for the full release with quarterly financial statements.

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$785	$1,207	$2,330	$3,914
Natural gas revenues	164	136	417	490
Natural gas liquids revenues	97	95	232	286

	1,046	1,438	2,979	4,690
Purchased oil and gas sales	74	30	237	72

Total revenues	1,120	1,468	3,216	4,762
Derivative instrument gain (loss), net	16	(2)	(262)	(40)
Gain (loss) on divestitures, net	(1)	—	24	20
Other, net	9	34	41	33

	1,144	1,500	3,019	4,775

OPERATING EXPENSES:
Lease operating expenses	259	350	858	1,104
Gathering, processing and transmission	63	66	206	230
Purchased oil and gas costs	75	23	207	60
Taxes other than income	34	44	90	141
Exploration	58	56	187	220
General and administrative	52	98	214	323
Transaction, reorganization and separation	7	7	44	17
Depreciation, depletion and amortization:
Oil and gas property and equipment	366	667	1,284	1,836
Other assets	32	44	98	123
Asset retirement obligation accretion	27	27	81	80
Impairments	—	9	4,492	249
Financing costs, net	99	95	168	365

	1,072	1,486	7,929	4,748

NET INCOME (LOSS) BEFORE INCOME TAXES	72	14	(4,910)	27
Current income tax provision	58	141	120	514
Deferred income tax benefit	(27)	(10)	(71)	(52)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	41	(117)	(4,959)	(435)
Net income (loss) attributable to noncontrolling interest - Egypt	24	38	(138)	125
Net income (loss) attributable to noncontrolling interest - Altus	2	(3)	(7)	(5)
Net income attributable to Altus Preferred Unit limited partners	19	18	56	22

NET LOSS ATTRIBUTABLE TO COMMON STOCK	$(4)	$(170)	$(4,870)	$(577)

NET LOSS PER COMMON SHARE:
Basic	$(0.01)	$(0.45)	$(12.89)	$(1.53)
Diluted	$(0.02)	$(0.45)	$(12.89)	$(1.53)
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	378	377	378	377
Diluted	378	377	378	377
DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.250	$0.075	$0.750

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	3Q20 to 2Q20	3Q20 to 3Q19	September 30, 2020	September 30, 2019
OIL VOLUME - Barrels per day
United States	83,178	94,471	100,045	-12%	-17%	93,051	103,912
Egypt (1, 2)	79,194	79,839	84,114	-1%	-6%	77,410	86,470
North Sea	48,755	47,016	44,281	4%	10%	50,339	49,584

International (1)	127,949	126,855	128,395	1%	0%	127,749	136,054

Total (1)	211,127	221,326	228,440	-5%	-8%	220,800	239,966

NATURAL GAS VOLUME - Mcf per day
United States	597,686	518,156	563,162	15%	6%	571,325	633,239
Egypt (1, 2)	286,744	279,561	275,569	3%	4%	273,676	289,397
North Sea	53,137	52,612	47,875	1%	11%	57,659	51,596

International (1)	339,881	332,173	323,444	2%	5%	331,335	340,993

Total (1)	937,567	850,329	886,606	10%	6%	902,660	974,232

NGL VOLUME - Barrels per day
United States	75,266	69,759	72,005	8%	5%	75,468	64,329
Egypt (1, 2)	611	909	891	-33%	-31%	812	979
North Sea	1,976	1,733	1,540	14%	28%	1,948	1,678

International (1)	2,587	2,642	2,431	-2%	6%	2,760	2,657

Total (1)	77,853	72,401	74,436	8%	5%	78,228	66,986

BOE per day
United States	258,058	250,589	265,910	3%	-3%	263,740	273,781
Egypt (1, 2)	127,595	127,342	130,934	0%	-3%	123,834	135,681
North Sea	59,588	57,517	53,800	4%	11%	61,897	59,861

International (1)	187,183	184,859	184,734	1%	1%	185,731	195,542

Total (1)	445,241	435,448	450,644	2%	-1%	449,471	469,323

Total excluding noncontrolling interests	402,615	393,098	406,926	2%	-1%	408,080	424,040

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	26,459	26,609	28,052			25,891	28,839
Gas (Mcf/d)	95,776	92,625	92,212			91,374	96,706
NGL (b/d)	204	303	297			271	326
BOE per day	42,626	42,350	43,718	1%	-2%	41,391	45,283

(2) Egypt Gross Production
Oil (b/d)	159,941	171,897	187,589			171,778	196,643
Gas (Mcf/d)	649,566	642,003	673,065			648,995	719,083
NGL (b/d)	1,175	1,649	1,529			1,534	1,810
BOE per day	269,377	280,547	301,296	-4%	-11%	281,478	318,300

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company's operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	3Q20 to 2Q20	3Q20 to 3Q19	September 30, 2020	September 30, 2019
OIL VOLUME - Barrels per day
United States	83,178	94,471	100,045	-12%	-17%	93,051	103,912
Egypt	46,198	54,469	44,461	-15%	4%	48,378	45,668
North Sea	48,755	47,016	44,281	4%	10%	50,339	49,584

International	94,953	101,485	88,742	-6%	7%	98,717	95,252

Total	178,131	195,956	188,787	-9%	-6%	191,768	199,164

NATURAL GAS VOLUME - Mcf per day
United States	597,686	518,156	563,162	15%	6%	571,325	633,239
Egypt	175,667	186,387	160,263	-6%	10%	174,534	167,153
North Sea	53,137	52,612	47,875	1%	11%	57,659	51,596

International	228,804	238,999	208,138	-4%	10%	232,193	218,749

Total	826,490	757,155	771,300	9%	7%	803,518	851,988

NGL VOLUME - Barrels per day
United States	75,266	69,759	72,005	8%	5%	75,468	64,329
Egypt	407	607	518	-33%	-21%	541	575
North Sea	1,976	1,733	1,540	14%	28%	1,948	1,678

International	2,383	2,340	2,058	2%	16%	2,489	2,253

Total	77,649	72,099	74,063	8%	5%	77,957	66,582

BOE per day
United States	258,058	250,589	265,910	3%	-3%	263,740	273,781
Egypt	75,883	86,140	71,690	-12%	6%	78,008	74,102
North Sea	59,588	57,517	53,800	4%	11%	61,897	59,861

International	135,471	143,657	125,490	-6%	8%	139,905	133,963

Total	393,529	394,246	391,400	0%	1%	403,645	407,744

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2020	September 30, 2020	September 30, 2019
AVERAGE OIL PRICE PER BARREL
United States	$39.60	$23.02	$54.70	$36.45	$54.16
Egypt	41.51	25.80	61.10	38.79	63.96
North Sea	42.10	31.55	63.12	41.99	65.45
International	41.73	27.86	61.75	40.05	64.50
Total	40.88	25.77	58.60	38.53	60.00

AVERAGE NATURAL GAS PRICE PER MCF
United States	$1.40	$1.13	$0.97	$1.08	$1.17
Egypt	2.82	2.73	2.81	2.79	2.82
North Sea	2.58	1.43	3.20	2.46	4.56
International	2.78	2.53	2.87	2.73	3.08
Total	1.90	1.68	1.66	1.69	1.84

AVERAGE NGL PRICE PER BARREL
United States	$13.06	$7.81	$13.26	$10.20	$14.93
Egypt	25.88	20.97	27.76	26.24	33.17
North Sea	27.08	20.35	26.63	28.54	33.98
International	26.80	20.57	27.05	27.86	33.68
Total	13.51	8.28	13.71	10.83	15.68

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Unproved leasehold impairments	$36	$12	$86	$74
Dry hole expense	5	5	52	33
Geological and geophysical expense	7	18	14	54
Exploration overhead and other	10	21	35	59

	$58	$56	$187	$220

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$304	$635	$890	$2,089

Additions to upstream oil and gas property	(237)	(634)	(1,078)	(2,054)
Additions to Altus gathering, processing, and transmission facilities	(2)	(48)	(27)	(294)
Contributions to Altus equity method interests	(132)	(128)	(286)	(338)
Acquisition of Altus equity method interests	—	(442)	—	(670)
Proceeds from sale of oil and gas properties	6	343	132	590
Other, net	6	(42)	(17)	(17)

Net cash used in investing activities	$(359)	$(951)	$(1,276)	$(2,783)

Apache debt borrowings and payments, net	44	(150)	345	(161)
Altus credit facility borrowings	87	235	184	235
Distributions to noncontrolling interest - Egypt	(21)	(71)	(61)	(235)
Distributions to Altus Preferred Unit limited partners	(11)	—	(11)	—
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	—	—	—	611
Dividends paid	(9)	(94)	(113)	(282)
Other	(8)	10	(43)	(25)

Net cash provided by financing activities	$82	$(70)	$301	$143

SUMMARY BALANCE SHEET INFORMATION

	September 30,	December 31,
	2020	2019
Cash and cash equivalents	$162	$247
Other current assets	1,557	1,714
Property and equipment, net	9,067	14,158
Other assets	2,089	1,988

Total assets	$12,875	$18,107

Current debt - Apache *	$184	$1
Current debt - Altus	—	10
Current liabilities	1,198	1,844
Long-term debt - Apache *	8,170	8,159
Long-term debt - Altus	580	396
Deferred credits and other noncurrent liabilities	2,780	2,677
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	600	555
Apache shareholders’ equity (deficit)	(1,641)	3,255
Noncontrolling interest - Egypt	938	1,137
Noncontrolling interest - Altus	66	73

Total Liabilities and equity	$12,875	$18,107

Common shares outstanding at end of period	377	377

*	Excludes Altus

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company's ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net cash provided by operating activities	$304	$84	$635	$890	$2,089

Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	17	18	39	49	113
Current income tax provision (benefit)	58	(27)	141	120	514
Other adjustments to reconcile net income to net cash provided by operating activities	(31)	(22)	(13)	(45)	(35)
Changes in operating assets and liabilities	97	66	1	184	(39)
Financing costs, net	111	106	95	320	290
Transaction, reorganization & separation costs	7	10	7	44	17

Adjusted EBITDAX (Non-GAAP)	$563	$235	$905	$1,562	$2,949

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	September 30, 2020				September 30, 2019
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income (loss) including noncontrolling interests (GAAP)	$72	$(31)	$41	$0.11	$14	$(131)	$(117)	$(0.31)
Income attributable to noncontrolling interests	41	(15)	26	0.07	70	(35)	35	0.09
Income attributable to Altus preferred unit limited partner	19	—	19	0.05	18	—	18	0.05

Net loss attributable to common stock - Basic	12	(16)	(4)	(0.01)	(74)	(96)	(170)	(0.45)
Effect of dilutive securities **	(4)	—	(4)	(0.01)	—	—	—	—

Net loss attributable to common stock - Diluted	8	(16)	(8)	(0.02)	(74)	(96)	(170)	(0.45)

Adjustments: *
Asset and unproved leasehold impairments	36	(7)	29	0.08	21	(5)	16	0.04
Noncontrolling interest & tax barrel impact on Egypt adjustments	(1)	—	(1)	—	—	—	—	—
Valuation allowance and other tax adjustments	—	—	—	—	—	53	53	0.14
Gain on extinguishment of debt	(12)	3	(9)	(0.03)	—	—	—	—
Unrealized derivative instrument gain, net	(99)	21	(78)	(0.20)	(14)	3	(11)	(0.03)
Noncontrolling interest on Altus preferred units embedded derivative	(1)	—	(1)	—	(1)	—	(1)	—
Transaction, reorganization & separation costs	7	(1)	6	0.01	7	(2)	5	0.01
Loss on divestitures, net	1	—	1	—	—	—	—	—
Drilling contract termination charges	3	(1)	2	—	—	—	—	—

Adjusted earnings (Non-GAAP)	$(58)	$(1)	$(59)	$(0.16)	$(61)	$(47)	$(108)	$(0.29)

	For the Nine Months Ended				For the Nine Months Ended
	September 30, 2020				September 30, 2019
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net loss including noncontrolling interests (GAAP)	$(4,910)	$(49)	$(4,959)	$(13.12)	$27	$(462)	$(435)	$(1.15)
Income (loss) attributable to noncontrolling interest	(120)	(25)	(145)	(0.38)	235	(115)	120	0.32
Income attributable to Altus preferred unit limited partner	56	—	56	0.15	22	—	22	0.06

Net loss attributable to common stock - Basic	(4,846)	(24)	(4,870)	(12.89)	(230)	(347)	(577)	(1.53)
Effect of dilutive securities **	—	—	—	—	—	—	—	—

Net loss attributable to common stock - Diluted	(4,846)	(24)	(4,870)	(12.89)	(230)	(347)	(577)	(1.53)

Adjustments: *
Asset and unproved leasehold impairments	4,578	(851)	3,727	9.87	323	(69)	254	0.66
Noncontrolling interest & tax barrel impact on Egypt adjustments	(171)	(7)	(178)	(0.47)	—	—	—	—
Valuation allowance and other tax adjustments	—	932	932	2.46	—	198	198	0.53
(Gain)/Loss on extinguishment of debt	(152)	32	(120)	(0.32)	75	(16)	59	0.16
Unrealized derivative instrument losses, net	142	(30)	112	0.30	52	(11)	41	0.11
Noncontrolling interest on Altus preferred units embedded derivative	(16)	4	(12)	(0.03)	(1)	—	(1)	—
Transaction, reorganization & separation costs	44	(10)	34	0.09	17	(4)	13	0.03
Gain on divestitures, net	(24)	8	(16)	(0.04)	(20)	4	(16)	(0.04)
Drilling contract termination charges	6	(2)	4	0.01	—	—	—	—

Adjusted Earnings (Non-GAAP)	$(439)	$52	$(387)	$(1.02)	$216	$(245)	$(29)	$(0.08)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**	The assumed conversion of Altus' Preferred Unit limited partner would have been anti-dilutive for the nine months ended 2020 and prior year periods.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess Apache's expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache's cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$4	$7	$7
Unproved	—	5	3	43
Exploration and development	188	637	944	1,931

Total Costs incurred in oil and gas property	$188	$646	$954	$1,981

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$188	$646	$954	$1,981
Asset retirement obligations settled vs. incurred - oil and gas property	4	24	17	43
Capitalized interest	—	(8)	—	(24)
Exploration seismic and administration costs	(17)	(39)	(49)	(113)
Less noncontrolling interest - Egypt	(34)	(33)	(123)	(111)

Total Upstream capital investment	$141	$590	$799	$1,776

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company's ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net cash provided by operating activities	$304	$84	$635	$890	$2,089
Changes in operating assets and liabilities	97	66	1	184	(39)

Cash flows from operations before changes in operating assets and liabilities	$401	$150	$636	$1,074	$2,050